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                                                                     EXHIBIT 1.1

                                LETTER AGREEMENT

The undersigned pursuant to Rule 13d-1 promulgated pursuant to the Securities Exchange Act of 1934, hereby execute this Letter Agreement for the purpose of electing to file jointly a schedule 13D pursuant to such act.

Date:    February 14, 2005

                                         COUNSEL CORPORATION
                                         COUNSEL LLC
                                         COUNSEL COMMUNICATIONS, LLC
                                         COUNSEL CAPITAL CORPORATION
                                         COUNSELCARE LTD
                                         COUNSEL CORPORATION (US)


                                         /s/ Stephen A. Weintraub
                                         ---------------------------------------
                                         Stephen A. Weintraub
                                         Officer of Each Reporting Person